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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-07021), Form S-3 (File Nos. 333-40429 and 333-55881), Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-51479-01), and Post-Effective Amendment No. 3 on Form S-3 to Form S-4 (File No. 333-51479-03).

ARTHUR ANDERSEN LLP

Miami, Florida,
  April 16, 2002.